Exhibit 4.1.4

PLEDGE AGREEMENT dated as of June 4, 2010 (this “Agreement”), between DT ACCEPTANCE CORPORATION, an Arizona Corporation (the “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement, referred to below).

RECITALS:

Reference is made to (a) the Indenture, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Pledgor, DriveTime Automotive Group, Inc. (“DTAG” and, together with the Pledgor, the “Issuers”), the Guarantors from time to time party thereto (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuer issued 12.625% Senior Secured Notes due 2017 (collectively, the “Notes”) and (b) the Security Agreement, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other Grantors (as defined therein) from time to time party thereto and the Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and, if not defined therein, in the Indenture.

As an inducement to the Holders to purchase the Notes, the Pledgor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, to pledge and assign the Collateral referred to herein and undertake the other matters described herein.

Accordingly, the Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agrees as follows:

SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby pledges and grants to the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under (a) the Equity Interests listed on Schedule I hereto and any Equity Interests pledged by the Pledgor (in its sole discretion) after the date hereof in respect of Pledged SPSs and the certificates (if any) representing all such Equity Interests (the “Pledged Interests”), regardless of how such Equity Interests are classified under the UCC; (b) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities, interests and other property referred to in clause (a) above; and (c) subject to Section 5, all proceeds of any of the foregoing (the items referred to in clauses (a), (b) and (c) above being collectively referred to as the “Collateral”). If the Pledgor elects to deliver any Pledged Interests after the date hereof, each such pledge of Pledged Interests shall be accompanied by a revised schedule describing all Pledged Interests (including the Pledged Interests to be pledged in connection with the delivery of such schedule and deleting all released Pledged Interests and Pledged Interests for entities which have been dissolved, in each case in accordance with the terms of the Indenture) and, if any, the certificates representing all such Equity Interests, which such schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2. Delivery of Pledged Securities. Any Pledged Interests in certificated form now or hereafter included in the Collateral (each “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and other documents as the Collateral Agent may reasonably request.

SECTION 3. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Interests represent that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

(b) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Interests indicated on Schedule I, (ii) holds the same free and clear of all Liens (other than any Permitted Collateral Liens), (iii) will make no assignment, pledge, hypothecation or transfer of the Collateral, other than an assignment, pledge, hypothecation or transfer which results in the automatic release of the Lien on such Collateral pursuant to Section 13(b), (iv) will not create or permit to exist any security interest in or other Lien on, the Collateral, other than Permitted Collateral Liens, and (v) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will take all commercially reasonable actions to defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement or any Permitted Collateral Lien), however arising, of all Persons whomsoever;

(d) no consent of any other Person (including stockholders or creditors of the Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby other than any such consent or approval that has been obtained;

(e) by virtue of the execution and delivery by the Pledgor of this Agreement and, with respect to Pledged Securities, when the Pledged Securities, certificates or other documents representing or evidencing such Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected lien upon and security interest in the Pledged Interests subject to no prior Lien (other than Permitted Collateral Liens), as security for the payment and performance of the Secured Obligations;

(f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

(g) all of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Interests is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4. [RESERVED].

SECTION 5. Voting Rights; Dividends and Distributions, etc. (a) Unless a Payment Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Interests or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents.

(ii) The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends or distributions it is entitled to receive pursuant to subparagraph (iii) below.

(iii) The Pledgor shall be entitled to receive and retain any and all cash dividends, distributions, interest and principal paid on the Pledged Interests to the extent and only to the extent that such cash dividends, distributions, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws. All noncash dividends, distributions, interest and principal, and all dividends, distributions, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Interests, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Interests or received in exchange for Pledged Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of a Payment Default, all rights of the Pledgor to dividends, distributions, interest or principal that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall, subject to the provisions of this paragraph (b) have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal. All dividends, distributions, interest or principal received by the Pledgor contrary to the provisions of this paragraph (b) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Payment Defaults have been cured or waived, the Collateral Agent shall promptly repay to the Pledgor, but only to the extent received by the Collateral Agent as Collateral Agent, all cash dividends, distributions, interest or principal (without interest), that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and that remain in such account.

(c) Upon the occurrence and during the continuance of a Payment Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Holders, the Collateral Agent shall have the right from time to time following and during the continuance of a Payment Default to permit the Pledgor to exercise such rights. After all Payment Defaults have been cured or waived, the Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 6. Remedies upon Payment Default. Upon the occurrence and during the continuance of a Payment Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Pledgor 5 days’ prior written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of the Pledgor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Secured Obligation then due and payable to it from the Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor, except that any remaining proceeds thereof shall be delivered to the Pledgor to the extent required by Section 7. For purposes hereof (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Payment Defaults shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 7. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document; and

SECOND, in the order set forth in Section 6.10 of the Indenture.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8. Reimbursement of Collateral Agent. (a) The Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, the Pledgor agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate per annum publicly announced by the Collateral Agent as its prime rate in effect at its principal office on the date such written demand is made.

SECTION 9. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, if a Payment Default shall have occurred and be continuing, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent shall give prior or simultaneous notice to the Issuers of its intent to begin taking actions under this Section 9; provided, however, that any failure to give such notice shall in no way affect the Collateral Agent’s, right, power or authority to take such actions. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor with respect to which such waiver, amendment or modification relates, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 11. [RESERVED].

SECTION 12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the payment in full in cash of all the Secured Obligations).

SECTION 13. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Secured Obligations have been paid in full in cash.

(b) The security interest granted hereby in any Collateral shall be automatically released as provided for, and only to the extent required by, Section 10.04 of the Indenture.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 13, the Collateral Agent shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.03 of the Indenture.

SECTION 15. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 16. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor that are contained in this Agreement shall bind and inure to the benefit of each party thereto and their respective successors and assigns. This Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the Indenture.

SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Indenture Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and the Pledgor and shall survive the execution and delivery of the Indenture Documents and the issuance of Notes by the Issuers and, regardless of any investigation made by the Secured Parties or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time Notes are issued under the Indenture, and shall continue in full force and effect until this Agreement shall terminate pursuant to the first sentence of Section 13.

(b) In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 19. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Indenture Documents and any separate letter agreements with respect to fees to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 6. Delivery of an executed signature page of this Agreement by facsimile or Adobe .pdf transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 20. Rules of Interpretation; Headings. The rules of interpretation specified in Section 1.02 of the Indenture shall be applicable to this Agreement. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 21. Jurisdiction; Consent to Service of Process. (a) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Indenture Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against the Pledgor or its properties in the courts of any jurisdiction.

(b) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any court referred to in paragraph (a) of this Section 21. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

SECTION 23. Additional Pledgors. If DTAG or any Guarantor enters into this Agreement as a Pledgor, upon execution and delivery, after the date hereof, by the Collateral Agent and DTAG or such Guarantor, as applicable, of an instrument in the form of Annex 1 hereto, DTAG or such Guarantor, as applicable, shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as party to this Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 24. The Collateral Agent; Limitation on Duty of Collateral Agent in Respect of Collateral. (a) It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Indenture. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Articles 7 and 10 of the Indenture. The Collateral Agent will be subject to such directions as may be given to it by the Holders or the Trustee from time to time (as required or permitted by the Indenture). Except as directed by the Holders or the Trustee as required or permitted by the Indenture or as required or permitted by the Collateral Documents, the Collateral Agent will not be obligated (i) to act upon directions purported to be delivered to it by any other Person, (ii) to foreclose upon or otherwise enforce any Security Interest, or (iii) to give any consents, make any determination, exercise its discretion or take any other action whatsoever with regard to any or all of the Security Interest, the Collateral Documents, or the Collateral. No provision of this Agreement will require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives from the Noteholders indemnity satisfactory to it against any loss, liability or expense.

(b) In acting as Collateral Agent, the Collateral Agent may conclusively rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Articles 7 and 10 of the Indenture, each of which shall also be deemed to be for the benefit of the Collateral Agent.

SECTION 25. Reliance by Collateral Agent. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Secured Parties. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

SECTION 26. Further Agreement. Notwithstanding anything to the contrary contained herein, to the extent the Collateral Agent shall come to hold or own any Pledged Interests of a Pledged SPS that has a Permitted Securitization or other financing then outstanding (a “Related Facility”), it shall not, without the prior consent of the agent for such Related Facility (or, if there is no agent therefor, then lenders holding a majority in principal amount of the financing so provided) (which consent shall not be unreasonably withheld or delayed), (i) except after a Payment Default and in accordance with its rights and remedies under this Agreement, transfer, assign, pledge or sell its interests in such Pledged Interests and (ii) cause or consent to any amendment or other modification to the certificate of formation, limited liability company agreement or other constitutional documents of the related Pledged SPS, or any merger, consolidation or other combination of the related Pledged SPS with or into any other Person, or the commencement of any insolvency or liquidation proceeding in respect of the related Pledged SPS. The Collateral Agent, for the benefit of any agent and lender under a Related Facility, (i) will recognize the corporate separateness of each Pledged SPS from DTAC, DTAG and the other subsidiaries and affiliates of DTAC and DTAG, (ii) will not seek to consolidate any Pledged SPS with any other Person and will not challenge the sales, contributions or other transfers of property from DTAC, DTAG or any other subsidiaries to the Pledged SPS or contest or support any other Person in contesting, in any proceeding, as not constituting “true sales” or “true contributions” from DTAC, DTAG or other subsidiary to such Pledged SPS and (iii) will not assert that any of DTAC, DTAG and the other subsidiaries and the Pledged SPS should be substantively consolidated.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DT ACCEPTANCE CORPORATION

By:	/s/ Steven P. Johnson
	Name:	Steven P. Johnson
	Title:	President

[Signature Page to Pledge Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

by	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to Pledge Agreement]

Schedule I

CAPITAL STOCK OR OTHER EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares or Other Equity Interests	Percentage of Shares or Other Equity Interests
DT Receivables Company 7A, LLC	N/A	DTAC	N/A	100%
DT Receivables Company 8A, LLC	N/A	DTAC	N/A	100%
DT Receivables Company 9-1, LLC	N/A	DTAC	N/A	100%
DT Receivables Company 9B, LLC	N/A	DTAC	N/A	100%
DT Warehouse, LLC	N/A	DTAC	N/A	100%
DT Warehouse II, LLC	N/A	DTAC	N/A	100%
DT Warehouse III, LLC	N/A	DTAC	N/A	100%

Annex 1 to the

Pledge Agreement

SUPPLEMENT NO. [     ] dated as of [    ] (this “Supplement”), to the PLEDGE AGREEMENT dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), between DT ACCEPTANCE CORPORATION, an Arizona corporation (the “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement, referred to below).

A. Reference is made to (a) the Indenture, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Pledgor and DriveTime Automotive Group, Inc. (collectively, the “Issuers”), the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuer issued 12.625% Senior Secured Notes due 2017 (collectively, the “Notes”) and (b) the Security Agreement, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other Grantors (as defined therein) from time to time party thereto and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and, if not defined therein, the Indenture.

C. The Pledgor has entered into the Pledge Agreement in order to induce the Holders to purchase Notes. Pursuant to Article 10 of the Indenture, DTAG or any other Guarantor is required to enter into this Agreement as a Pledgor upon obtaining Equity Interests in a Pledged SPS. Section 23 of the Pledge Agreement provides that DTAG or such Guarantor, as applicable, may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.

Accordingly, the Collateral Agent and the undersigned (the “New Pledgor”) agree as follows:

SECTION 1. In accordance with Section 23 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date, in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Interests and Pledged Securities.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Pledge Agreement.

SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF NEW PLEDGOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Agent,

by
Name:
Title:

Schedule I to

Supplement No. [    ]

to the Pledge Agreement

Pledged Interests and Pledged Securities of the New Pledgor

CAPITAL STOCK OR OTHER EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares or Other Equity Interests	Percentage of Shares or Other Equity Interests